Exhibit 10.4.62

FISCAL 2014 COMPENSATION ARRANGEMENTS FOR NON-EMPLOYEE DIRECTORS

Non-Employee Director Cash Compensation

On September 12, 2013, the Compensation Committee of the Board recommended, and the Board of Directors (the “Board”) approved, non-employee director cash compensation of $50,000 for fiscal 2014. Further, based on the recommendation of the Compensation Committee of the Board, the Board approved supplemental annual cash compensation of $50,000, $5,000, $5,000 and $5,000, respectively, for the Chairman of the Board, Lead Director, Chairman of the Audit Committee, and Chairman of the Compensation Committee for fiscal 2014.

Non-Employee Director Equity Compensation

On September 12, 2013, the Compensation Committee of the Board recommended, and the Board approved, non-employee director equity compensation of 30,000 shares of restricted stock for fiscal 2014. Further, based on the recommendation of the Compensation Committee of the Board, the Board approved supplemental equity compensation of 50,000, 3,500, 3,500 and 3,500 shares of restricted stock for the Chairman of the Board, Lead Director, Chairman of the Audit Committee, and Chairman of the Compensation Committee, respectively, for fiscal 2014. Vesting terms for the fiscal 2014 non-employee director share grants remain unchanged from the fiscal 2013 non-employee director share grants, as disclosed in the Company’s Proxy Statement, filed with the SEC on Form DEF14A on September 26, 2012.